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                                                                  Exhibit 2.02



                             TRANSFER PRICING AGREEMENT


     This Transfer pricing Agreement (this "AGREEMENT") is entered into as of this 31st day of December 1999 by and between RoomSystems, Inc. ("RSI") and RoomSystem Technologies, Inc. ("RST").

                                W I T N E S S E T H:

     WHEREAS, RSi is in the business of assembling and marketing fully-automated refreshment centers (referred to herein sometimes as "REFRESHMENT CENTERS" or "MINIBARS") and electronic safes, manufactured to either stand alone or operate connected to the Refreshment Centers (the "ROOMSAFES") (the RoomSafes and Refreshment Centers are referred to herein sometimes as the "PRODUCTS"); and

     WHEREAS, RST owns all patent, copyright, trademark and other intellectual property rights in and to the hardware and software relating to the Refreshment Centers and the RoomSafes (the "INTELLECTUAL PROPERTY RIGHTS"); and

     WHEREAS, RSi has a Marketing Research and Development Department (the "R&D DEPARTMENT"), established to development enhancements and improvements to the Refreshment Centers and RoomSafes' hardware and software (the "INTELLECTUAL PROPERTY ENHANCEMENTS"); and

     WHEREAS, pursuant to the terms of this Agreement, RST shall retain actual and proprietary ownership in and to the Intellectual Property Rights and the Intellectual Property Enhancements; and

     WHEREAS, RSi specializes in the design, manufacture and assembly of automated minibars, including the Refreshment Centers and RoomSafes and has proprietary manufacturing and assembly procedures and protocols for such products; and

     WHEREAS, RSi has a small assembly facility and maintains manufacturing and vendor relationships that can be used to manufacture the products; and

     WHEREAS, RSi has a Field Service Department, that can be used to install and provide on-going maintenance on RSi and RST's installed Refreshment Centers and RoomSafes (the "FIELD SERVICE DEPARTMENT"); and

     WHEREAS, RSi also has an accounting department, that can be used to provide certain accounting services, more specifically outlined in this Agreement (the "RSI ACCOUNTING DEPARTMENT"); and

     WHEREAS, RST has a unique financing program and specializes in financing programs, designed and established to provide financing for the placement of the Products in the lodging industry on a lease or revenue sharing basis (the "RST FINANCING PROGRAM"); and

     WHEREAS, included in the RST Financing program are financing options not available to other minibar companies similarly situated to RSi; and

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     WHEREAS, RSi shall have the exclusive right to sell, domestically, the
Refreshment Centers and RoomSafes to RST pursuant to the RST Financing Program; and

     NOW THEREFORE, in consideration of the monetary consideration herein recited, the mutual promises herein contained and subject to the fulfillment of the conditions set forth herein, the parties agree as follows:

                                     ARTICLE I

                 PLACEMENT OF THE REFRESHMENT CENTERS AND ROOMSAFES

     SECTION 1.1 PLACEMENT OF THE REFRESHMENT CENTERS AND ROOMSAFES. RST shall market the Products on a sale, lease or revenue sharing basis. Upon receipt of an order for placement of the Products (sale, lease or revenue sharing) from a hotel or third party entity (the "CONTRACTING PARTY"), RST shall complete a "Hotel Revenue Sharing Lease Agreement" (the "REVENUE SHARING AGREEMENT") or "Standard Lease Application" or "Customer Order--Purchase / Finance Options" (the Standard Lease Application and Customer Order--Purchase / Finance Option agreements are referred to herein collectively as the "LEASE/PURCHASE AGREEMENT") with the Contracting Party, in the forms attached hereto as Exhibit "A-1" - "A-3" and incorporated herein by reference. Upon execution of the Revenue Sharing Agreement or the Lease/Purchase Agreement with each Contracting Party, RST shall do the following:

          A. PURCHASE ORDER TO RSI. RST shall remit a purchase order (the "PO") to RSi, which shall provide an order for the Products described in the PO and include the following information:

          -    Name and address of the Contracting Party;
          -    Number of the Products ordered (the "ORDERED PRODUCTS");
          -    Model number of the Products;
          - Specifications relative to the Products, i.e. regular door or glass door, cabinet or without cabinet, etc.;
          -    Delivery time;
          - Place of delivery and whether RSi should deliver the Ordered Products directly to the Contracting Party, f.o.b., or whether the same should be delivered directly to RST;
          -    Purchase price; and
          - Any other information relevant to the Products described on the PO.

          B. RSI'S DUTIES UPON RECEIPT OF PO. Upon receipt of the PO, RSi shall do the following:

          - Acknowledge to RST in writing of the receipt and acceptance of the PO;
          - Order all parts necessary for the manufacture and assembly of the Ordered Products;
          - Notify the Field Service Department in writing, obtain clearance for installation and notify RST, in writing of the proposed installation schedule;
          - Confirm in writing to RST the estimated date of completion and installation of the Ordered Products; and
          - Provide, in conjunction with the RSi Accounting Department, an accounting to RST of the actual costs of the Ordered Products, including actual costs of

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               parts, labor costs, sales commissions and estimated
               installation costs (the "FULLY BURDENED COST"). An approximate schedule of the Fully Burdened Costs is attached hereto as Exhibit "C" and incorporated herein by reference. Exhibit "C' may be amended and modified upon the written consent of the parties to this Agreement.

          C. RST'S PAYMENT TO RSI OF THE ORDERED PRODUCTS. RST shall pay RSi the Fully Burdened Cost, plus an additional five percent (5%) thereon (the "COMPLETE PURCHASE PRICE") within one hundred and twenty (120) days of installation of the Ordered Products. Other than the Complete Purchase Price, RST shall have no other financial or monetary obligation to RSi pursuant to the PO or the Ordered Products.

          D. RIGHT OF FIRST REFUSAL. RSi shall have a right of first refusal to manufacture any and all of RST's other products, provided however that RSi remits an estimate of costs to RST within sixty (60) days of RST's submission of product specifications to RSi.

     SECTION 1.2 RSI'S MANUFACTURING EXCLUSIVITY. RSi shall be RST's exclusive manufacturer of the Refreshment Centers and the RoomSafes, and all hardware and software attendant thereto, solely for the domestic (United States and Canada) hospitality industry. RST may not enter into any agreement for manufacturing or any manufacturing program agreement with any of RSi's competitors or any other third party or entity, without RSi's express written consent.

     SECTION 1.3    THE RST FINANCING PROGRAM EXCLUSIVITY.   RSi and RST agree
that RSi shall use the RST Financing Program as its exclusive program for lease and revenue sharing financing for the Products placed pursuant to a Revenue Sharing Agreement.

     SECTION 1.4 OWNERSHIP OF THE PRODUCTS. RST shall retain ownership of any and all of the Products ordered from RSi under this Agreement. Notwithstanding the foregoing, any and all of the Products manufactured pursuant to a PO from RSI BRE, a wholly-owned subsidiary of RST, shall be owned by RSi BRE.

     SECTION 1.5 MAINTENANCE AGREEMENT. As further consideration hereunder, RST agrees to require, pursuant to the Revenue Sharing Agreement, that each Contracting Party, enter into a "Hotel Installation, Maintenance and License Agreement" (the "MAINTENANCE AGREEMENT") with RSi, whereby RSi shall provide after-sale maintenance during the term of the Revenue Sharing Agreement, a copy of the form is attached hereto as Exhibit "B" and incorporated herein by reference. Furthermore, upon a Contracting party entering into a Lease/Purchase Agreement, RST will use its best efforts to ensure that such Contracting Part enters into a Maintenance Agreement with RSi. The Maintenance Agreement shall provide for payment to RSi of at least $.08 per day, or as otherwise agreed to by the parties hereto, for each of the Products installed under this Agreement, for the length of the term of the relevant Revenue Sharing Agreement or Lease/Purchase Agreement (the "MAINTENANCE FEE").

          A. COLLECTION AND REMITTANCE OF THE MAINTENANCE FEE. RST agrees to act as RSi's servicer with respect to the Maintenance Fee, in that RST shall collect the Maintenance Fee from each Contracting Party monthly and remit the same to RSi within fifteen (15) days of RST's receipt thereof.

     SECTION 1.6 TERM. The term of this Agreement shall be for seven (7) years, unless earlier terminated by the parties hereunder.

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                                     ARTICLE II

                      PATENT AND INTELLECTUAL PROPERTY RIGHTS

     SECTION 2.1 OWNERSHIP OF THE INTELLECTUAL PROPERTY RIGHTS. At all times hereunder, and at all times after the termination of this Agreement, RST shall own any and all of the Intellectual Property Rights, relating to or associated with the Refreshment Centers, the RoomSafes and all software and hardware used in the operation thereof.

     SECTION 2.2 OWNERSHIP OF THE INTELLECTUAL PROPERTY ENHANCEMENTS. At all times hereunder, and at all times after the termination of this Agreement, RST shall own any and all of the Intellectual Property Enhancements, relating to or associated with the Refreshment Centers, the RoomSafes and all software and hardware used in the operation thereof.

     SECTION 2.3 DUTY TO ENHANCE THE PRODUCTS. During the term of this Agreement, RSi shall have an affirmative duty to support and finance the R&D Department's enhancement, modification and improvement of the Products, including all software used in connection with the Products.

                                    ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF RSi

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF RSI. RSi hereby represents and warrants as follows:

          A. ARMS LENGTH TRANSACTION. That the matters contained in this Agreement have been negotiated in an arms' length manner.

          B. BINDING AGREEMENT. That upon execution and delivery hereof and at the execution of this Agreement and any agreements contemplated herein, all of such shall be legal, valid and binding obligations of RSi and shall be enforceable against RSi in accordance with their respective terms.

          C. OTHER AGREEMENTS. That except as otherwise herein provided, the execution and delivery of this Agreement and the consummation of the transactions provided for herein will not result in a breach of any terms or provision of, or constitute a default under any other agreement or instrument to which RSi is a party or by which RSi is bound.

          D. THIRD PARTY APPROVALS. Except as otherwise herein set forth, no consents or approvals of any third party or parties are required prior to the execution, delivery and performance of this Agreement and the other documents referred to herein.

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                                     ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF THE RST

     SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. RST hereby represents and warrants as follows:

          A. ARMS LENGTH TRANSACTION. That the matters contained in this Agreement have been negotiated in an arms' length manner.

          B. BINDING AGREEMENT. That upon execution and delivery hereof and at the execution of this Agreement and any agreements contemplated herein, all of such shall be legal, valid and binding obligations of RST and shall be enforceable against RST in accordance with their respective terms.

          C. OTHER AGREEMENTS. That except as otherwise herein provided, the execution and delivery of this Agreement and the consummation of the transactions provided for herein will not result in a breach of any terms or provision of, or constitute a default under any other agreement or instrument to which RST is a party or by which RST is bound.

          D. THIRD PARTY APPROVALS. Except as otherwise herein set forth, no consents or approvals of any third party or parties are required prior to the execution, delivery and performance of this Agreement and the other documents referred to herein.

                                     ARTICLE V

                      CONDUCT OF THE RSi'S and RST'S BUSINESS

     Section 5.1 CONDUCT OF BUSINESS. RSi and RST agree that, pending the execution of this Agreement and during term hereof, that the businesses of the RSi and RST shall be conducted only in the ordinary course and substantially in accordance with their prior business practices.

                                     ARTICLE VI

                                      DEFAULT

     Either party shall be in default under this Agreement upon the happening of the following:

     SECTION 6.1 DELINQUENT PAYMENT. A payment or any part of the subsequent costs hereunder is not made within thirty (30) days after the due date of such payments; or

     SECTION 6.2 DEFAULT IN OTHER OBLIGATIONS. Any party defaults in the performance of any covenant that is contained in this or any document or instrument entered into by the parties hereto relating to this Agreement and such default is not cured within the lesser of any "cure" period that is prescribed in such document or instrument or thirty (30) days.

                                     ARTICLE VII

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                                       REMEDIES

     SECTION 7.1 REMEDIES. Time is the essence of this Agreement. Upon the occurrence of any default hereunder, or under the documents and instruments described herein, and at any time thereafter while such default remains uncured, the non-defaulting party shall have the option, upon giving notice to the defaulting party, to declare all of the obligations immediately due and payable. Whether or not such party exercises such right of acceleration, the non-defaulting party shall have the following remedies.

          A. GENERAL RIGHTS. Shall be entitled to exercise any and all rights and remedies available under applicable Nevada law, including injunctive relief.

          B. NOTICE OF DEFAULT. The non-defaulting party shall give notice of default by the defaulting party by mailing such notice, postage prepaid, at least thirty (30) days before any event is to take place, to the address of the defaulting party that is set forth in this Agreement.

                                     ARTICLE VIII

                               MISCELLANEOUS PROVISIONS

     SECTION 8.1 MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are an integral part of this Agreement.

          A. BINDING OBLIGATION. This Agreement shall inure to the benefit of and constitute a binding obligation upon the contracting parties, their respective heirs, legal representatives and permitted assigns.

          B. MODIFICATIONS. This Agreement may not be modified except by an instrument in writing signed by the parties hereto.

          C. HEADINGS. The headings used in the Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way, the meaning or interpretation of any of the terms or provisions of this Agreement.

          D. SEVERABILITY. The provisions of this Agreement are severable, and should any provision hereof be void, voidable, unenforceable, or invalid, such a void, voidable, unenforceable or invalid provision shall not affect any other portion or provision of this Agreement.

          E. WAIVER. Any waiver by any party hereto of any breach of this Agreement of any kind or character whatsoever by the other party, whether such waiver is direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other party.

          F. APPLICABLE LAW. This Agreement shall be interpreted, construed, and enforced according to the laws of the State of Nevada.

          G. ATTORNEYS' FEES. In the event any action or proceeding is brought by any party under this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs of court in such an amount as such court may adjudge reasonable.

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          H.   ASSIGNMENT.  This Agreement and the rights and obligations herein may not be assigned or assumed by any party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

          I. ARBITRATION. The parties agree that, in the event of a dispute between the parties relative to or arising out of this Agreement, the parties agree to offer such dispute to the American Arbitration Association for a binding resolution of such dispute(s).

          J. INTERPRETATION AND ENFORCEMENT. Any notices, requests, demand or other communication required or permitted hereunder shall be deemed to be proper when deposited in the United States mail, postage prepaid or when deposited with a public telegram company for transmittal, charges prepaid each party's last known address

          Entered into on the date first written above.


                                   ROOMSYSTEMS, INC.



                                   By: /s/ Steven L. Sunyich
                                       ----------------------
                                        Steven L. Sunyich
                                   Its: Chief Executive Officer


                                   ROOMSYSTEM TECHNOLOGIES, INC.


                                   By: /s/ Gregory L. Hrncir
                                       -----------------------
                                        Gregory L. Hrncir
                                   Its: Secretary

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